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                                                                      EXHIBIT 15
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                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS



June 8, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated May 2, 2001 on our review of interim financial information of Baxter International Inc. (the "Company") as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Form S-8 Registration Statement dated June 12, 2001.


Very truly yours,

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP